Avnet, Inc.
2211 South 47 Street
Phoenix, AZ 85034

PRESS RELEASE

August 9, 2001

Avnet, Inc. Fiscal 2001 and Fourth Quarter Earnings Conference Call

Avnet, Inc. (NYSE:AVT) announced today that its fiscal 2001 and fourth quarter earnings conference call will be held on:

•	Date: Wednesday, August 15, 2001

•	Time: 3:00 pm ET / 2:00 pm CT / 1:00 pm MT / 12:00 Noon PT

•	Phone: (719) 457-2657

Roy Vallee, Avnet’s Chairman and CEO, will comment on the Company’s fiscal 2001 and fourth quarter results. Other members of Avnet’s senior management will be on the teleconference to respond to questions.

In addition, a live internet broadcast will be available via Avnet’s web site at http://www.avnet.com/ on the Investor Relations home page under Calendar of Events. The teleconference will also be archived on the Avnet web site.

Individuals who do not have an opportunity to participate in the teleconference can access the replay approximately 2-3 hours after the call ends. The replay will be available until close of business on Friday, August 24, 2001.

•	Replay #: (719) 457-0820

•	Confirmation #: 510996

For more information, please contact Lillie Scarna, Manager of Shareholder Services, at (480) 643-7291 or lillie.scarna@avnet.com

Management of Avnet, Inc. may, from time to time, comment on expectations relative to Avnet’s future financial performance during discussions with investors, the media, investment analysts, and others. To the extent management’s expectations differ during those discussions from the comments made by management on a conference call, such new expectations will be posted on the Investor Relations home page of Avnet’s web site.

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 company with annual sales exceeding $13 billion, is one of the world’s largest distributors of semiconductors, interconnect, passive and electromechanical components, computer products, enterprise network integration equipment, enterprise solutions and embedded systems from leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Avnet’s Web site is located at www.avnet.com